Exhibit 4.1



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                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

                                    Depositor


                                       and


                        FIRST TRUST NATIONAL ASSOCIATION,

                                     Trustee





                                 TRUST AGREEMENT

                         Dated as of September 30, 1996







                               Trust Certificates
                                  Series 1996-4





================================================================================



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                                TABLE OF CONTENTS
Section                                                                     Page


                                    ARTICLE I

                                   DEFINITIONS

1.01. Definitions ..........................................................   2
Affiliate ..................................................................   2
Available Funds ............................................................   2
Book-Entry Certificate .....................................................   2
Business Day ...............................................................   2
Certificate ................................................................   2
Certificate Account ........................................................   2
Certificate Factor .........................................................   2
Certificate Owner ..........................................................   2
Certificate Principal Balance ..............................................   3
Certificate Register and Certificate Registrar .............................   3
Certificateholder or Holder ................................................   3
Class ......................................................................   3
Class 4A Certificates ......................................................   3
Class 4B Certificates ......................................................   3
Class 4C Certificates ......................................................   3
Class 4D Certificates ......................................................   3
Closing Date ...............................................................   3
Code .......................................................................   3
Commission .................................................................   3
Corporate Trust Office .....................................................   3
Depositor ..................................................................   4
Depository .................................................................   4
Depository Participant .....................................................   4
Distribution Date ..........................................................   4
DTC ........................................................................   4
Eligible Account ...........................................................   4
Eligible Investments .......................................................   4
ERISA ......................................................................   6
Extraordinary Trust Fund Expenses ..........................................   6
FHLMC ......................................................................   6
Final Distribution Date ....................................................   6
Independent ................................................................   6
Interest Accrual Period ....................................................   6
Interest Distribution Amount ...............................................   6
Officer's Certificate ......................................................   7
Opinion of Counsel .........................................................   7
Ownership Interest .........................................................   7
Pass-Through Rate ..........................................................   7

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Section                                                                     Page

Percentage Interest .......................................................    7
Person ....................................................................    7
Pooling and Servicing Agreement ...........................................    7
Principal Distribution Amount .............................................    8
Rating Agency .............................................................    8
Realized Loss .............................................................    8
Record Date ...............................................................    8
RELATED CLASS .............................................................    8
RELATED UNDERLYING CERTIFICATES ...........................................    8
Responsible Officer .......................................................    8
Single Certificate ........................................................    9
Transfer ..................................................................    9
Transferee ................................................................    9
Trust .....................................................................    9
Trustee ...................................................................    9
Trustee Fee ...............................................................    9
Trustee Fee Rate ..........................................................    9
Trust Fund ................................................................    9
Underlying Certificates ...................................................    9
Underlying Certificate Distribution Date ..................................    9
Underlying Certificate Distribution Date Statements .......................   10
Underlying Certificate Schedule ...........................................   10
UNDERLYING INTEREST DISTRIBUTION AMOUNT ...................................   10
Underlying Prudential Certificates ........................................   10
Underlying GECMSI Certificates ............................................   10
Underlying CWMBS Certificates .............................................   10
Underlying RFMSI Certificates .............................................   10
Voting Rights .............................................................   10
1.02. INTEREST CALCULATION ................................................   10

                                   ARTICLE II

                    CONVEYANCE OF THE UNDERLYING CERTIFICATES
                    AND THE ORIGINAL ISSUANCE OF CERTIFICATES

2.01. CONVEYANCE OF THE UNDERLYING CERTIFICATES ...........................   11
2.02. ISSUANCE OF CERTIFICATES ............................................   11

                                   ARTICLE III

                  ADMINISTRATION OF THE UNDERLYING CERTIFICATES

3.01. COLLECTION OF PAYMENTS ON THE UNDERLYING CERTIFICATES; CERTIFICATE
      ACCOUNT .............................................................   12
3.02. DISTRIBUTIONS .......................................................   13

                                      -ii-


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Section                                                                     Page

3.03. STATEMENTS TO CERTIFICATEHOLDERS ....................................   15
3.04. ALLOCATION OF EXTRAORDINARY TRUST FUND EXPENSES AND REALIZED LOSSES .   17
3.05. NOTICES TO TRUSTEE ..................................................   17
3.06. EXCHANGE COMMISSION; ADDITIONAL INFORMATION .........................   17

                                   ARTICLE IV

                                THE CERTIFICATES

4.01. THE CERTIFICATES ....................................................   19
4.02. REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF
      CERTIFICATES ........................................................   20
4.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES ...................   21
4.04. PERSONS DEEMED OWNERS ...............................................   21

                                    ARTICLE V

                                  THE DEPOSITOR

5.01. LIABILITY OF THE DEPOSITOR ..........................................   22
5.02. MERGER OR CONSOLIDATION OF THE DEPOSITOR ............................   22
5.03. LIMITATION ON LIABILITY OF THE DEPOSITOR AND OTHERS .................   22

                                   ARTICLE VI

                                   THE TRUSTEE

6.01. DUTIES OF TRUSTEE ...................................................   24
6.02. CERTAIN MATTERS AFFECTING THE TRUSTEE ...............................   25
6.03. TRUSTEE NOT LIABLE FOR CERTIFICATES .................................   26
6.04. TRUSTEE MAY OWN CERTIFICATES ........................................   26
6.05. TRUSTEE'S FEES AND EXPENSES .........................................   26
6.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE ................................   26
6.07. RESIGNATION AND REMOVAL OF THE TRUSTEE ..............................   27
6.08. SUCCESSOR TRUSTEE ...................................................   27
6.09. MERGER OR CONSOLIDATION OF TRUSTEE ..................................   28
6.10. APPOINTMENT OF OFFICE OR AGENCY .....................................   28
6.11. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE .......................   28
6.12. CERTIFICATE ACCOUNT STATEMENTS ......................................   29
6.13. GRANTOR TRUST REPORTING .............................................   29
6.14. COMPLIANCE WITH WITHHOLDING REQUIREMENTS ............................   29

                                   ARTICLE VII

                                   TERMINATION

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7.01. TERMINATION UPON DISTRIBUTION TO CERTIFICATEHOLDERS .................   31
7.02. FAILURE OF CERTIFICATEHOLDERS TO SURRENDER CERTIFICATES .............   31

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

8.01. AMENDMENT ...........................................................   32
8.02. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS ..........................   33
8.03. GOVERNING LAW .......................................................   33
8.04. NOTICES .............................................................   34
8.05. SEVERABILITY OF PROVISIONS ..........................................   34
8.06. NOTICE TO RATING AGENCY .............................................   34
8.07. ARTICLE AND SECTION REFERENCES ......................................   35
8.08. EXECUTION IN COUNTERPARTS ...........................................   35

                                    EXHIBITS


EXHIBIT A         Form of Certificates
EXHIBIT B         Schedule of Underlying Certificates


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                  This is a Trust Agreement ("Trust Agreement" or "Agreement"),
dated as of September 30, 1996, by and between SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., as Depositor (the "Depositor") and FIRST TRUST NATIONAL ASSOCIATION, as Trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell pass-through trust certificates (collectively, the "Certificates"), to be issued hereunder, which will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.

                  The following table irrevocably sets forth the initial variable Pass-Through Rate and the initial Certificate Principal Balance for the Trust Certificates.


                                                          Initial Aggregate
       Class            Pass-Through Rate        Certificate Principal Balance
       -----            -----------------        -----------------------------

       4A-A1                6.860%                       $12,250,000

       4A-A2                6.860%                        36,750,000

       4B-A1                6.485%                         7,158,376

       4B-A2                6.485%                        13,340,000

       4B-A3                6.485%                        22,080,000

       4C-A1                6.485%                         5,349,801

       4C-A2                6.485%                        42,737,989

       4D-A1                6.985%                         2,619,947

       4D-A2                6.985%                        13,418,955

       4D-A3                6.985%                        14,409,709

       4D-A4                6.985%                         3,047,638






         As of the Closing Date, the Underlying Certificates have an aggregate outstanding principal balance equal to $173,162,415.

         In consideration of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:




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                                       -2-

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Trust Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         AFFILIATE: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         AVAILABLE FUNDS: As to any Distribution Date, the difference between
(a) the aggregate distributions on the Underlying Certificates for the related Underlying Certificate Distribution Date and (b) the sum of (i) the Trustee Fee with respect to such Distribution Date and (ii) the amount of any Extraordinary Trust Fund Expenses.

         BOOK-ENTRY CERTIFICATE: The Certificates of any Class for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

         BUSINESS DAY: Any "Business Day" under any Pooling and Servicing Agreement.

         CERTIFICATE: Any one of the Class 4A-A1, Class 4A-A2, Class 4B-A1, Class 4B-A2, Class 4B-A3, Class 4C-A1, Class 4C-A2, Class 4D-A1, Class 4D-A2, Class 4D-A3 or Class 4D-A4 Certificates executed by the Trustee in substantially the form set forth in Exhibit A hereto.

         CERTIFICATE ACCOUNT: The trust account, which must be an Eligible Account, established and maintained pursuant to Section 3.01. Funds deposited in the Certificate Account shall be held in trust for the benefit of the Certificateholders for the uses and purposes set forth in Article III hereof.

         CERTIFICATE FACTOR: With respect to any Certificate, as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance of the Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses and Extraordinary Trust Fund Expenses in reduction of the Certificate Principal Balance of such Class of Certificates to be made on such Distribution Date) and the denominator of which is the initial aggregate Certificate Principal Balance of the Certificates as of the Closing Date.

         CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.



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         CERTIFICATE PRINCIPAL BALANCE: With respect to any Certificate, as of any date of determination, the initial Certificate Principal Balance reduced by the aggregate of all distributions of principal made thereon and the principal portion of all Realized Losses and Extraordinary Trust Fund Expenses allocated thereto.

         CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: The register maintained and the registrar appointed pursuant to Section 4.02.

         CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in
Section 8.01. The Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein.

         CLASS: Collectively, all of the Certificates of the same class designation.

         CLASS 4A CERTIFICATES: Collectively, the Class 4A-A1 and Class 4A-A2 Certificates.

         CLASS 4B CERTIFICATES: Collectively, the Class 4B-A1, Class 4B-A2 and Class 4B-A3 Certificates.

         CLASS 4C CERTIFICATES: Collectively, the Class 4C-A1 and Class 4C-A2 Certificates.

         CLASS 4D CERTIFICATES: Collectively, the Class 4D-A1, Class 4D-A2, Class 4D-A3 and Class 4D-A4 Certificates.

         CLOSING DATE: September 30, 1996.

         CODE: The Internal Revenue Code of 1986.

         COMMISSION: The Securities and Exchange Commission.

         CORPORATE TRUST OFFICE: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Salomon Brothers Mortgage Securities VII, Inc., Series 1996-4, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders and the Depositor.




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                                       -4-

         DEPOSITOR: Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation, or its successor in interest.

         DEPOSITORY: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DISTRIBUTION DATE: The second Business Day following each Underlying Certificate Distribution Date, commencing on October 29, 1996.

         DTC: The Depository Trust Company, or any successor depository hereafter named under this Agreement.

         ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term deposits of which are rated A-1 by the Rating Agency at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

         ELIGIBLE INVESTMENTS: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                 (i) obligations of the United States of America or any agency thereof, provided such obligations are either (a) backed by the full faith and credit of the United States of America or (b) issued by an agency with a long-term debt rating of Aaa by the Rating Agency and the ability to borrow directly from the U.S. Treasury as mandated by Congress;

                (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or one of the two highest long-term ratings of the Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by the Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by the Rating Agency;




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                                       -5-

               (iii) commercial or finance company paper which then receives the highest short-term or one of the two highest long-term commercial or finance company paper ratings of the Rating Agency, or such lower ratings as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by the Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by the Rating Agency;

                (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company receives the highest short-term or one of the two highest long-term ratings of the Rating Agency for such securities, or such lower ratings as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by the Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by the Rating Agency;

                 (v) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                (vi) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, receive the highest short-term or one of the two highest long-term ratings by the Rating Agency, or such lower ratings as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by the Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by the Rating Agency;

               (vii) units of any money market fund that has the highest fund rating from the Rating Agency or is otherwise approved in writing by the Rating Agency;

               (viii) mutual funds organized under the Investment Company Act of 1940 rated not less than "AAA" by the Rating Agency; and

                (ix) such other investments acceptable to the Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by the Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by the Rating Agency.

         In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such



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                                       -6-

instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

         ERISA: Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         EXTRAORDINARY TRUST FUND EXPENSES: Unanticipated expenses of the Trust Fund consisting of amounts reimbursable to the Trustee or the Depositor by the Trust Fund pursuant to the terms of this Trust Agreement, including any indemnification payments to the Trustee by the Trust Fund pursuant to Section
6.05 and any other unanticipated costs, expenses, liabilities and losses borne by the Trust Fund for which the Trust Fund has not and, in the reasonable good faith judgment of the Trustee shall not obtain reimbursement or indemnification from any other Person.

         FHLMC: Federal Home Loan Mortgage Corporation or any successor thereto.

         FINAL DISTRIBUTION DATE: The Distribution Date set forth in the notice delivered by the Trustee of the final distribution on the Certificates pursuant to Section 7.01.

         INDEPENDENT: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor and its Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Affiliate thereof, and (c) is not connected with the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or any Affiliate thereof, as the case may be.

         INTEREST ACCRUAL PERIOD: As to any Distribution Date, the one-month period preceding the month in which such Distribution Date occurs. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

         INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date and Class, an amount equal to (a) the product of (i) one-twelfth of the Pass-Through Rate for such Class and (ii) the Certificate Principal Balance of such Class less (b) such Class's pro rata share (as described below) of any interest shortfall allocated to the Related Underlying Certificates on the applicable Underlying Certificate Distribution Date and the interest portion of any Realized Losses allocated to the Related Underlying Certificates on the applicable Underlying Certificate Distribution Date plus (c) the amount of any interest on such Class previously accrued and remaining unpaid, but only to the extent that previously accrued and unpaid interest on the Related Underlying Certificates has been included in the applicable Underlying Certificate Interest Distribution Amount on the applicable Underlying Certificate Distribution Date. Interest shortfalls and the interest portion of Realized Losses on the Underlying Certificates will be allocated to each

Related Class pro rata based on the Interest Distribution Amount for such Related Class before reduction pursuant to clause (b) of the preceding sentence.

         OFFICER'S CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President, or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities).

         OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Trustee, except that any opinion of counsel relating to qualification or compliance of the Trust Fund as a Grantor Trust must be an opinion of Independent counsel.

         OWNERSHIP INTEREST: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         PASS-THROUGH RATE: With respect to the Class 4A Certificates and any Distribution Date, 6.860% per annum, the Class 4B Certificates and any Distribution Date, 6.485% per annum, the Class 4C Certificates and any Distribution Date, 6.485% per annum and the Class 4D Certificates and any Distribution Date, 6.985% per annum.

         PERCENTAGE INTEREST: With respect to any Class of Certificate, the portion of the respective Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate, and the denominator of which is the initial aggregate Certificate Principal Balance of all of the Certificates of such Class. The Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $1,000 and integral multiples of $1 in excess thereof, except that one Certificate of each Class may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance of the Certificates of such Class or to an otherwise authorized denomination for the Certificates of such Class plus such remainder.

         PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         POOLING AND SERVICING AGREEMENT: Any of the following pooling and servicing agreements pursuant to which the Underlying Certificates were issued:
(i) the Pooling and Servicing Agreement, dated as of February 16, 1994, among The Prudential Home Mortgage Securities Company, Inc., as seller, The Prudential Home Mortgage Company, Inc., as servicer, and First Trust National Association, as trustee; (ii) the Pooling and Servicing Agreement, dated as of March 1, 1994, among GE Capital Mortgage Services, Inc., as seller and servicer and State Street Bank and Trust Company, as trustee; (iii) the Pooling and Servicing Agreement, dated as of December 1, 1993, among CWMBS, Inc., as depositor, Countrywide Mortgage Conduit,

Inc., as seller and master servicer and The Bank of New York, as trustee; and
(iv) the Pooling and Servicing Agreement, dated as of September 1, 1993, among Residential Funding Mortgage Securities I, Inc., as company, Residential Funding Corporation, as master servicer and The First National Bank of Chicago, as trustee.

         PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to all principal distributed on the Underlying Certificates on the related Underlying Certificate Distribution Date.

         RATING AGENCY: Standard & Poor's Ratings Services, or its successors. If such agency or its successors are no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee.

         REALIZED LOSS: Any losses allocated to any of the Underlying Certificates pursuant to the related Pooling and Servicing Agreement. The principal portion of Realized Losses means any such losses allocated in reduction of the principal balance of any of the Underlying Certificates. The interest portion of Realized Losses means any such losses allocated in reduction of the amount of interest distributable to any of the Underlying Certificates on an Underlying Certificate Distribution Date.

         RECORD DATE: With respect to each Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

         RELATED CLASS: With respect to the Underlying Prudential Certificates, the Class 4A Certificates shall be referred to herein as the "Related Class" of Certificates or the "Related Certificates". With respect to the Underlying GECMSI Certificates, the Class 4B Certificates shall be referred to herein as the "Related Class" of Certificates or the "Related Certificates". With respect to the Underlying CWMBS Certificates, the Class 4C Certificates shall be referred to herein as the "Related Class" of Certificates or the "Related Certificates". With respect to the Underlying RFMSI Certificates, the Class 4D Certificates shall be referred to as the "Related Class" of Certificates or the "Related Certificates".

         RELATED UNDERLYING CERTIFICATES: With respect to the Class 4A Certificates, the Underlying Prudential Certificates shall be referred to herein as the "Related Underlying Certificates". With respect to the Class 4B Certificates, the Underlying GECMSI Certificates shall be referred to herein as the "Related Underlying Certificates". With respect to the Class 4C Certificates, the Underlying CWMBS Certificates shall be referred to herein as the "Related Underlying Certificates".With respect to the Class 4D Certificates, the Underlying RFMSI Certificates shall be referred to herein as the "Related Underlying Certificates".

         RESPONSIBLE OFFICER: When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president,



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                                       -9-

the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         SINGLE CERTIFICATE: A hypothetical Certificate evidencing a Percentage Interest for the Certificates corresponding to an initial Certificate Principal Balance of $1,000.

         TRANSFER: Any transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

         TRANSFEREE: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         TRUST: The trust created by this Agreement.

         TRUSTEE: First Trust National Association, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

         TRUSTEE FEE: As to any Distribution Date, the amount retained pursuant to Section 6.05 by the Trustee from aggregate distributions on the Underlying Certificates as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal the product of (i) one-twelfth of the Trustee Fee Rate and (ii) the aggregate Certificate Principal Balance of the Certificates immediately prior to such Distribution Date.

         TRUSTEE FEE RATE:  0.015% per annum.

         TRUST FUND: The corpus of the Trust consisting of (i) the Underlying Certificates, (ii) all distributions on the Underlying Certificates payable after October 25, 1996, and (iii) amounts held from time to time by the Trustee in the Certificate Account.

         UNDERLYING CERTIFICATES: Collectively, the Underlying Prudential Certificates, the Underlying GECMSI Certificates, the Underlying CWMBS Certificates and the Underlying RFMSI Certificates, which Underlying Certificates evidence senior interests in the related trust fund created by the related Pooling and Servicing Agreement, which are transferred to the Trust by the Depositor pursuant to this Trust Agreement and which are further identified in the Underlying Certificate Schedule.

         UNDERLYING CERTIFICATE DISTRIBUTION DATE: The 25th day of each month, or if such 25th day is not a Business Day (as defined in the related Pooling and Servicing Agreement), the first Business Day following such 25th day.

         UNDERLYING CERTIFICATE DISTRIBUTION DATE STATEMENTS: With respect to the Underlying Certificates, the reports provided to holders thereof in connection with each Underlying Certificate Distribution Date pursuant to the Pooling and Servicing Agreements.

         UNDERLYING CERTIFICATE SCHEDULE: The schedule attached as Exhibit B hereto, such schedule setting forth as to each Underlying Certificate its principal balance and the principal balance of the related Components on the Closing Date.

         UNDERLYING INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to all interest distributions on the Underlying Certificates on the related Underlying Certificate Distribution Date.

         UNDERLYING PRUDENTIAL CERTIFICATES: The Prudential Home Mortgage Securities Company, Inc., Mortgage Pass-Through Certificates, Series 1994-8, Class A-5, which Underlying Prudential Certificates represent a 100.00% percentage interest in such class.

         UNDERLYING GECMSI CERTIFICATES: The GE Capital Mortgage Services, Inc., REMIC Multi-Class Pass-Through Certificates, Series 1994-11, Class A11, which Underlying GECMSI Certificates represent a 100.00% percentage interest in such class.

         UNDERLYING CWMBS CERTIFICATES: The CWMBS, Inc., Mortgage Pass-Through Certificates, Series 1993-5, Class A-8, which Underlying CWMBS Certificates represent approximately a 96.29% percentage interest in such class.

         UNDERLYING RFMSI CERTIFICATES: The Residential Funding Mortgage Securities I, Inc., Mortgage Pass-Through Certificates, Series 1993-S34, Class A-4, which Underlying RFMSI Certificates represent approximately a 100.00% percentage interest in such class.

         VOTING RIGHTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. All Voting Rights allocated to the Certificates shall be allocated among such Certificates PRO RATA in accordance with the respective Percentage Interests evidenced thereby.

         Section 1.02.     INTEREST CALCULATION.

         Interest in respect of the Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                   ARTICLE II

                    CONVEYANCE OF THE UNDERLYING CERTIFICATES
                    AND THE ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01. CONVEYANCE OF THE UNDERLYING CERTIFICATES. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Trustee, on behalf of the Holders of the Certificates, without recourse except as set forth in the last sentence of this
Section 2.01, all the right, title and interest of the Depositor in and to the Underlying Certificates, including all distributions thereon payable after October 25, 1996. In connection with such assignment, the Depositor shall have caused the Underlying Certificates to be registered in the book-entry records of DTC in the name of the Trustee and evidence of such registration to be delivered to the Trustee. The Depositor represents and warrants to the Trustee that immediately prior to such transfer by the Depositor of the Underlying Certificates to the Trustee, the Depositor was the sole owner of the Underlying Certificates and had full right and authority to sell, assign and transfer the Underlying Certificates.

         The transfer of the Underlying Certificates and all other assets constituting the Trust Fund is absolute and is intended by the parties hereto as a sale. Except as provided in Section 3.05(b) hereof, the Trustee shall at all times maintain possession of the Underlying Certificates through DTC and shall not assign, sell, dispose of or transfer any interest in the Underlying Certificates or any other asset constituting the Trust Fund or permit the Underlying Certificates or any other asset constituting the Trust Fund to be subjected to any lien, claim or encumbrance arising by, through or under the Trustee or any person claiming by, through or under the Trustee.

         Section 2.02. ISSUANCE OF CERTIFICATES. The Trustee acknowledges the transfer and delivery to it of the Underlying Certificates in the manner described in Section 2.01 hereof, and concurrently with such delivery, has caused to be duly executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Underlying Certificates together with all other assets included or to be included in the Trust Fund, receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Fund. The Trustee declares that it holds and will hold such Underlying Certificates and any proceeds thereof in trust for the exclusive use and benefit of all present and future Certificateholders.

                                   ARTICLE III

                  ADMINISTRATION OF THE UNDERLYING CERTIFICATES

         Section 3.01. COLLECTION OF PAYMENTS ON THE UNDERLYING CERTIFICATES; CERTIFICATE ACCOUNT. (a) The Trustee shall establish and maintain with itself a trust account (the "Certificate Account") entitled "Salomon Brothers Mortgage Securities VII, Inc., Trust Certificates, Series 1996-4, Certificate Account", in which the Trustee shall, subject to the terms of this paragraph, deposit each distribution received by the Trustee with respect to the Underlying Certificates on the day of receipt. If the Trustee shall not have received a distribution with respect to the Underlying Certificates on the Underlying Certificate Distribution Date, the Trustee shall request such payment as promptly as possible and shall, subject to the second to last sentence of this paragraph, take such legal action as the Trustee shall deem appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action shall be reimbursable to the Trustee out of the proceeds of any such action and shall be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders in accordance with
Section 3.02 hereof. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee shall notify the Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by Certificateholders. In the event any such adequate indemnity is provided to the Trustee, the Trustee shall take such action as shall be appropriate under the circumstances.

         (b) In the event that any Distribution Date occurs on a date later than the related Underlying Certificate Distribution Date, the Trustee may invest the funds deposited in the Certificate Account and shall receive as compensation, in addition to the Trustee Fee, any interest or investment income earned on funds deposited in the Certificate Account. Notwithstanding the foregoing, during the period from such Underlying Certificate Distribution Date to such related Distribution Date, any investment of any amount on deposit in the Certificate Account must be an Eligible Investment, no such investment of any amount on deposit in the Certificate Account may mature later than the Business Day preceding such related Distribution Date and no such investment shall be sold prior to its maturity date. On each Distribution Date the Trustee shall withdraw any net reinvestment income on deposit in the Certificate Account and retain such amount as additional compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Trustee out of its own funds immediately as realized.

         (c) The Trustee may from time to time withdraw funds from the Certificate Account for the following purposes:

                 (i) to make distributions in the amounts and in the manner provided for in Section 3.02;

                 (ii) to pay itself on each Distribution Date the Trustee Fee and any investment income on amounts in the Certificate Account;

                 (iii)   to pay any Extraordinary Trust Fund Expenses; and

                 (iv) to clear and terminate the Certificate Account upon the termination of this Agreement.

         Section 3.02. DISTRIBUTIONS. (a) On each Distribution Date, the Trustee shall, to the extent of Available Funds on deposit in the Certificate Account, distribute to the Certificateholders the Available Funds, subject to 6.14 below, in the following manner:

         FIRST, to the extent of the Underlying Interest Distribution Amount, to distributions of interest in respect of the Certificates, in an amount equal to the aggregate of the Interest Distribution Amounts in respect of such Certificates for such Distribution Date, in each case as provided in
      Section 3.02(b) below; and

         SECOND, to the extent of the Principal Distribution Amount, to distributions of principal to the Certificates (applied to reduce the Certificate Principal Balance of such Certificates) in the manner set forth in Section 3.02(c).

         In addition, to the extent that the amount of any Realized Losses previously allocated to any Underlying Certificates are at a later date paid on such Underlying Certificates, such amounts (to the extent not paid on the Trust Certificates pursuant to clause FIRST or clause SECOND above) will be paid to the Related Classes of Trust Certificates in the same manner as principal is paid such Related Classes pursuant to Section 3.02(b).

         (b) On each Distribution Date, the aggregate distributions of interest and principal made on such date in respect of the Certificates pursuant to
Section 3.02(a) above shall be applied among the various Classes thereof in the following manner:

      1) Amounts received in respect of the Underlying Prudential Certificates shall be applied solely to the Class 4A Certificates. Interest received shall be applied pro rata based on the respective Interest Distribution Amounts of the Class 4A Certificates and principal received shall be applied as follows:

      (I) All amounts paid in respect of principal on the Underlying Prudential Certificates "PAC I Component" shall be applied as principal payments on the Class 4A-A1 Certificates; and

      (II) All amounts paid in respect of principal on the Underlying Prudential Certificates "PAC II Component" shall be applied as principal payments on the Class 4A-A2 Certificates.

      2) Amounts received in respect of the Underlying GECMSI Certificates shall be applied solely to the Class 4B Certificates. Interest received shall be applied pro rata based on the respective Interest Distribution Amounts of the Class 4B Certificates and principal received shall be applied as follows:

      (I) All amounts paid in respect of principal on the Underlying GECMSI Certificates "Class A11A PAC Component" shall be applied as principal payments on the Class 4B-A1 Certificates;

      (II) All amounts paid in respect of principal on the Underlying GECMSI Certificates "Class A11B PAC Component" shall be applied as principal payments on the Class 4B-A2 Certificates; and

      (III) All amounts paid in respect of principal on the Underlying GECMSI Certificates "Class A11C PAC Component" shall be applied as principal payments on the Class 4B-A3 Certificates.

      3) Amounts received in respect of the Underlying CWMBS Certificates shall be applied solely to the Class 4C Certificates. Interest received shall be applied pro rata based on the respective Interest Distribution Amounts of the Class 4C Certificates and principal received shall be applied as follows:

      (I) All amounts paid in respect of principal on the Underlying CWMBS Certificates "Class A-B-1 Component" shall be applied as principal payments on the Class 4C-A1 Certificates; and

      (II) All amounts paid in respect of principal on the Underlying CWMBS Certificates "Class A-B-2 Component" shall be applied as principal payments on the Class 4C-A2 Certificates.

      4) Amounts received in respect of the Underlying RFMSI Certificates shall be applied solely to the Class 4D Certificates. Interest received shall be applied pro rata based on the respective Interest Distribution Amounts of the Class 4D Certificates and principal received shall be applied as follows:

      (I) All amounts paid in respect of principal on the Underlying RFMSI Certificates "PAC Principal Component" shall be applied as principal payments on the Class 4D-A1 Certificates;

      (II) All amounts paid in respect of principal on the Underlying RFMSI Certificates "SAC Principal Component" shall be applied as principal payments on the Class 4D-A2 Certificates;

      (III) All amounts paid in respect of principal on the Underlying RFMSI Certificates "TAC Principal Component 1" shall be applied as principal payments on the Class 4D-A3 Certificates; and

      (IV) All amounts paid in respect of principal on the Underlying RFMSI Certificates "TAC Principal Component 2" shall be applied as principal payments on the Class 4D-A4 Certificates.

         (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of record on the related Record Date (except as otherwise provided in the last sentence of this Section 3.02(c) or in Section 7.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of $5,000,000, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar or the Depositor shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. Neither the Holders of the Certificates nor the Trustee shall in any way be responsible or liable to the Holders of any other Certificates in respect of amounts properly previously distributed on the Certificates.

         Section 3.03. STATEMENTS TO CERTIFICATEHOLDERS. On the Business Day prior to each Distribution Date, the Trustee shall prepare, and on each such Distribution Date forward by mail to each Holder of the Certificates, (A) a copy of the Underlying Certificate Distribution Date Statements required under each Pooling and Servicing Agreement to be sent to holders of the related Underlying Certificates and (B) a statement as to the distributions on the Certificates made on such Distribution Date setting forth:

                 (i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each such Class allocable to principal;

                (ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

               (iii) the aggregate amount of the Trustee Fee for such Distribution Date and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                (iv) the aggregate Certificate Principal Balance of the Certificates, after giving effect to the distributions and allocations of Extraordinary Trust Fund Expenses and Realized Losses made on such Distribution Date, separately identifying any reduction thereof due to allocations of Extraordinary Trust Fund Expenses and Realized Losses;

                 (v) the Certificate Factor for the Certificates applicable to such Distribution Date; and

                (vi) the Interest Distribution Amount in respect of the Certificates for such Distribution Date (separately identifying any reductions resulting from, the allocation of Interest Shortfalls and the allocation of the interest portion of Realized Losses on such Distribution Date) and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date.

provided that the information furnished pursuant to clauses (A) and (B) above shall, in addition to being forwarded by mail, be sent by telecopy to any Holder of any Certificates who has notified the Trustee that it wishes to receive such information on each Distribution Date by telecopy.

         In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

         The Trustee shall, upon request, furnish to each Certificateholder during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide, including without limitation such information as may reasonably be requested from time to time by a Certificateholder in order to prepare its tax returns. For purposes of this Section 3.03, the Trustee's duties are limited to the extent that the Trustee receives timely reports as required from the trustee under each of the Pooling and Servicing Agreements.

         Section 3.04. ALLOCATION OF EXTRAORDINARY TRUST FUND EXPENSES AND REALIZED LOSSES. With respect to each Distribution Date, all Extraordinary Trust Fund Expenses shall be allocated in reduction of the Certificate Principal Balances of each Class of Certificates on a pro rata basis based on principal otherwise payable on such Class pursuant to Section 3.02 in relation to the Principal Distribution Amount.

         With respect to each Distribution Date, all Realized Losses incurred on any Underlying Certificate shall be allocated to the Related Class of Certificates. All Realized Losses allocated shall be borne by the Certificateholders of the Related Class on a pro rata basis based on current interest or current principal entitlements, as applicable.

         All Realized Losses and Extraordinary Trust Fund Expenses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

         Section 3.05. NOTICES TO TRUSTEE. (a) Upon receipt of any notice or statement with respect to the Underlying Certificates, the Trustee shall not take any action except in accordance with written instructions from the Certificateholders pursuant to the third paragraph of Section 8.02.

         (b) Upon receipt of notice of the final distribution on any class of the Underlying Certificates, the Trustee shall surrender such Underlying Certificates to the trustee for such Underlying Certificates for payment of the final distribution thereon.

         Section 3.06. EXCHANGE COMMISSION; ADDITIONAL INFORMATION. The Trustee shall prepare or cause to be prepared for filing with the Commission (other than the Current Report on Form 8-K to be filed by the Company in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Company in connection with the issuance of the Certificates) any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed, and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended. The Company shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests with, or other appropriate exemptive relief from, the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates. Fees and expenses incurred by the Trustee in connection with the foregoing shall be reimbursed pursuant to Section 6.05 and shall not be paid by the Trust Fund.

         The Company agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within their control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.

                                   ARTICLE IV

                                THE CERTIFICATES

         Section 4.01. THE CERTIFICATES. (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Underlying Certificates and all other assets included in the Trust Fund. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate principal balance of the Underlying Certificates. The aggregate Certificate Principal Balance of all Certificates as of the Closing Date shall equal the initial Certificate Principal Balance.

         The Certificates will be substantially in the form annexed hereto as Exhibit A. The Certificates will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the Certificates in the aggregate.

         Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Trust Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         (b) The Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         The Trustee and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of each of the Classes of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Such Definitive Certificates will be issued in minimum denominations of $1,000, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $1,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. Neither the Depositor nor the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         Section 4.02. REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF CERTIFICATES. The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 6.10 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor

Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

         Section 4.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 4.04. PERSONS DEEMED OWNERS. Subject to Section 4.02, prior to due presentation of a Certificate for registration of transfer, the Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.02 and at any other time for all other purposes whatsoever, and neither the Trustee, the Certificate Registrar nor any agent of the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                                    ARTICLE V

                                  THE DEPOSITOR

         Section 5.01. LIABILITY OF THE DEPOSITOR. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor.

         Section 5.02. MERGER OR CONSOLIDATION OF THE DEPOSITOR. Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. The Depositor will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or the Certificates and to perform its duties under this Agreement.

         The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Rating Agency's ratings of the Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agency).

         Section 5.03. LIMITATION ON LIABILITY OF THE DEPOSITOR AND OTHERS. None of the Depositor or any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any breach of warranties, representations or covenants made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor shall be entitled to be reimbursed therefor from the Certificate Account, any such right of reimbursement being prior to the rights of the Certificateholders to receive any portion of the amounts from which such cost, expense or liability is reimbursable.

                                   ARTICLE VI

                                   THE TRUSTEE

         Section 6.01. DUTIES OF TRUSTEE. The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                 (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                (iv) Except to the extent provided herein, no provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                 (v) In exercising any right or power as holder of the Underlying Certificates, the Trustee may request the direction of all Certificateholders and shall be fully protected in acting in accordance with the written directions of a majority of the Certificateholders with 51% or more of the Voting Rights of each affected Class.

         Section 6.02.     CERTAIN MATTERS AFFECTING THE TRUSTEE.

         (a)       Except as otherwise provided in Section 6.01:

                 (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                 (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action; and

                (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

         Section 6.03. TRUSTEE NOT LIABLE FOR CERTIFICATES. The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 6.11) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 6.11) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates). The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds, other than any funds held by or on behalf of the Trustee in accordance with Section 3.01.

         Section 6.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 6.05. TRUSTEE'S FEES AND EXPENSES. As provided in Section 3.01(c), the Trustee shall withdraw from the Certificate Account on each Distribution Date and pay to itself the Trustee Fee. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified (to the extent the Trustee has not been indemnified under any Pooling and Servicing Agreement) by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any claim or legal action or any pending or threatened claim or legal action relating to this Agreement or the Certificates, or any claim or legal action or any pending or threatened claim or legal action relating to the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under this Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under this Agreement or as a result of a breach of, or by reason of reckless disregard of, the Trustee's obligations and duties under this Agreement. Such indemnities shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment made hereunder by the Depositor to the Trustee shall be from the Depositor's own funds, without reimbursement from the Trust Fund therefor.

         Section 6.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, Salomon Brothers Inc, or any Affiliate of the foregoing) organized and doing business under the laws of any state or the

United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 6.07.

         Section 6.07. RESIGNATION AND REMOVAL OF THE TRUSTEE. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 6.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Depositor.

         The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders by the Depositor.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 6.08.

         Section 6.08. SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 6.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall transfer and deliver to the successor trustee evidence of the transfer to such successor Trustee of the ownership, on behalf of the Certificateholders, of the Underlying Certificates and related documents and statements, as well as all moneys, held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 6.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by the Rating Agency, as evidenced by a letter from the Rating Agency.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 6.09. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 6.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 6.10. APPOINTMENT OF OFFICE OR AGENCY. The Trustee will appoint an office or agency in the City of St. Paul, Minnesota where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served.

         Section 6.11. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants to the Depositor, as of the Closing Date, that:

                 (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                (iv) This Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                 (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

                (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

         Section 6.12. CERTIFICATE ACCOUNT STATEMENTS. Not later than 15 days after each Distribution Date, the Trustee shall prepare a statement setting forth the status of the Certificate Account as of the close of business on the last day of the month of related Distribution Date, showing that all distributions required by this Agreement to be made by the Trustee have been made (or if any required distribution has not been made by the Trustee, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Certificate Account as provided in Section 3.01. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request.

         Section 6.13. GRANTOR TRUST REPORTING. The Trustee shall furnish or cause to be furnished to Holders of Certificates and shall file or shall cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, such information with respect to the income and deductions of the Trust Fund at the time or times and in the manner required by the Code.

         Section 6.14. COMPLIANCE WITH WITHHOLDING REQUIREMENTS. Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.01. TERMINATION UPON DISTRIBUTION TO CERTIFICATEHOLDERS. This Trust Agreement and the respective obligations and responsibilities of the Depositor and the Trustee created hereby shall terminate upon the final distribution to Certificateholders of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St.
James's, living on the date hereof.

         Notice of any termination, specifying the Final Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the first day and not later than the 24th day of the month of such final distribution specifying (A) the Distribution Date upon which the final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (B) the amount of any such final distribution and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle any Certificateholder to receive any interest in excess of such Certificateholder's Percentage Interest of the allocation of the Interest Distribution Amount for such Final Distribution Date. Upon presentation and surrender of a Certificate, the Trustee shall cause to be distributed to the Holder thereof such Holder's final distribution.

         Section 7.02. FAILURE OF CERTIFICATEHOLDERS TO SURRENDER CERTIFICATES. In the event that any of the Certificateholders shall not surrender their Certificates for cancellation within six months after the Final Distribution Date, the Trustee shall give a written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         Section 8.01. AMENDMENT. This Agreement may be amended from time to time by the Depositor and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provisions herein, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

         This Agreement may also be amended from time to time by the Depositor and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Underlying Certificates which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the immediately preceding clause (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 8.01, Certificates registered in the name of the Depositor or the Trustee or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, at the expense of the party seeking such amendment, to the effect that such amendment will not result in the imposition of any tax on the Trust Fund or cause the Trust Fund to fail to qualify as a grantor trust at any time that any Certificates are outstanding.

         Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder and to the Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         The cost of any Opinion of Counsel to be delivered pursuant to this
Section 8.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

         The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         Section 8.02. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided above, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 8.03. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 8.04. NOTICES. All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to
(a) in the case of the Depositor, Salomon Brothers Mortgage Securities VII, Inc., Seven World Trade Center, New York, New York 10048, Attention: Mortgage Finance Group (telecopy number (212) 783-3895), or to such other address as may hereafter be furnished to the Trustee in writing by the Depositor; (b) in the case of the Trustee, First Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Salomon Brothers Mortgage Securities VII, Inc., Series 1996-4 (telecopy number (612) 244- 0089), or such other address as may hereafter be furnished to the Depositor in writing by the Trustee. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed to a Holder within the time prescribed in this Agreement shall be conclusively presumed to have been duly given whether or not the Certificateholder receives such notice. A copy of any notice telecopied hereunder shall be mailed to the appropriate party in the manner set forth above.

         Section 8.05. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 8.06. NOTICE TO RATING AGENCY. Without limiting any other provision hereunder requiring notice to or a response from the Rating Agency, the Trustee shall use its best efforts promptly to provide notice to the Rating Agency with respect to each of the following of which it has actual knowledge:

         1.   Any material change or amendment to this Agreement;

         2.   The occurrence of any default that has not been cured or waived;

         3.   The resignation or termination of the Trustee;

         4.   The final payment to the Holders of any Class of Certificates; and

         5.   Any change in the location of the Certificate Account.

         The Trustee shall promptly furnish to the Rating Agency copies of each report to Certificateholders described in Section 3.03 and copies of each annual statement as to compliance described in Section 6.14.

         Any such notice pursuant to this Section 8.06 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor's Ratings Services, 26 Broadway, New York, New York 10004, or such other addresses as the Rating Agency may designate in writing to the parties hereto.

         Section 8.07. ARTICLE AND SECTION REFERENCES. All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         Section 8.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

         IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        SALOMON BROTHERS MORTGAGE
                                        SECURITIES VII, INC.,
                                        as Depositor


                                        By:      /s/ Gregory P. Petroski
                                           -------------------------------------
                                           Name:     Gregory P. Petroski
                                           Title:    Assistant Vice President


                                        FIRST TRUST NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:      /s/ Eve D. Kaplan
                                           ----------------------------
                                           Name:     Eve D. Kaplan
                                           Title:    Vice President

STATE OF NEW YORK        )
                         )ss.:
COUNTY OF NEW YORK              )



         On the 30th day of September, 1996 before me, a notary public in and for said State, personally appeared Gregory P. Petroski, known to me to be an Assistant Vice President of Salomon Brothers Mortgage Securities VII, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                               -------------------------
                                                     Notary Public


[Notarial Seal]

STATE OF __________       )
                          )ss.:
COUNTY OF __________      )



         On the 30th day of September, 1996 before me, a notary public in and for said State, personally appeared Eve D. Kaplan, known to me to be a Vice President of First Trust National Association, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            -------------------------
                                                  Notary Public


[Notarial Seal]

                                    EXHIBIT A

                               FORM OF CERTIFICATE


Series 1996-4, Class __                      Aggregate Certificate Principal
                                             Balance of Class __ Certificates as
                                             of the Issue Date:
Fixed Pass-Through Rate:                     $____________
  _____% per annum

                                             Denomination:  $____________

Date of Trust Agreement:                     Trustee: First Trust National
September 30, 1996                           Association

                                             Issue Date:  September 30, 1996
First Distribution Date: October 29, 1996

No. ____

CUSIP No.  79548K ____ __






              DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                TRUST CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund consisting primarily of the Underlying Certificates, such Trust Fund formed and the Underlying Certificates deposited therein by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

              THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING CERTIFICATES ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

              This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Certificates in the Trust Fund created pursuant to a Trust Agreement, dated as specified above (the "Agreement"), between Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement) and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

              Pursuant to the terms of the Agreement, distributions will be made on the second Business Day following the Underlying Certificate Distribution Date (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates on such Distribution Date pursuant to the Agreement.

              All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is in excess of $5,000,000, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

              This Certificate is one of a duly authorized issue of Certificates designated as Trust Certificates of the Series specified on the face hereof (herein called the "Trust Certificates") and representing a Percentage Interest in the Trust Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Trust Certificates specified on the face hereof.

              The Trust Certificates are limited in right of payment to certain collections and recoveries respecting the Underlying Certificates, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including compensation to the Trustee and reimbursement of certain expenses incurred with respect to the Trust Fund.

              The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Trust Certificates.

              As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

              The Trust Certificates are issuable in fully registered form only without coupons in denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

              No service charge will be made for any such registration of transfer or exchange of Trust Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

              The Depositor, the Trustee and the Certificate Registrar and any agent of the Depositor, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

              The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the final payment (or any advance with respect thereto) on the Underlying Certificates.

              The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

              Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

              IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: __________

                                       FIRST TRUST NATIONAL ASSOCIATION,
                                         as Trustee



                                       By_________________________________
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

              This is one of the Trust Certificates referred to in the within-mentioned Agreement.


                                       FIRST TRUST NATIONAL ASSOCIATION,
                                         as Certificate Registrar


                                       ___________________________________
                                       By:  Authorized Signatory

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common           UNIF GIFT MIN ACT -  CUSTODIAN
                                                             -------------
                                                             (Cust) (Minor)
 TEN ENT  - as tenants by the entireties                     under Uniform Gifts
                                                             to Minors Act
 JT TEN     - as joint tenants with right                    _________________
              if survivorship and not as                         (State)
              tenants in common

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Trust Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.


      I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:______________________________________
_______________________________________________________________________________.

Dated:


                                         _______________________________________
                                         Signature by or on behalf of assignor


                                         _______________________________________
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________________________________________________________
____________________________________________________________________ for the
account of _________________________________________________ account number
____________________________, or, if mailed by check, to ______________________
_______________________________. Applicable statements should be mailed to
____________________________________________________.

              This information is provided by___________________________________
_______________________________________________, the assignee named above, or
___________________________, as its agent.

                                    EXHIBIT B

                             UNDERLYING CERTIFICATES


                                                                                                       Certificate or
                                                                           Initial Certificate       Component Principal
                                                         Percentage           or Component            Balance as of the
                    Designation                           Interest          Principal Balance           Closing Date
                    -----------                           --------          -----------------           ------------

The Prudential Home Mortgage Securities                     100%                $49,000,000              $49,000,000
Company, Inc., Mortgage Pass-Through
Certificates, Series 1994-8, Class A-5

      Class A-5 PAC I Component                                                 $12,250,000              $12,250,000
      Class A-5 PAC II Component                                                $36,750,000              $36,750,000


The GE Capital Mortgage Services, Inc.,                     100%                $46,000,000              $42,578,376
REMIC Multi-Class Pass-Through
Certificates, Series 1994-11, Class A-11

      Class A-11A PAC Component                                                 $10,580,000               $7,158,376
      Class A-11B PAC Component                                                 $13,340,000              $13,340,000
      Class A-11C PAC Component                                                 $22,080,000              $22,080,000


The CWMBS, Inc., Mortgage Pass-Through                  approximately           $50,000,000              $48,087,790
Certificates, Series 1993-5, Class A-8                     96.29%

      Class A-8-1 Component                                                      $7,270,000               $5,349,801
      Class A-8-2 Component                                                     $44,658,000              $42,737,989


The Residential Funding Mortgage Securities             approximately           $34,777,700              $33,496,249
I, Inc., Mortgage Pass-Through Certificates,               100.00%
Series 1993-S34, Class A-4

      Class A-4 PAC Component                                                    $2,620,000               $2,619,947
      Class A-4 SAC Component                                                   $14,700,000              $13,418,955
      Class A-4 TAC Component 1                                                 $14,410,000              $14,409,709
      Class A-4 TAC Component 2                                                  $3,047,700               $3,047,638